SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           BANKATLANTIC BANCORP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


            FLORIDA                                   65-0507804
            -------                                   ----------
    (State of incorporation              (I.R.S. Employer Identification No.)
        or organization)


     1750 E. SUNRISE BOULEVARD
     FORT LAUDERDALE, FLORIDA                            33304
     ------------------------                            -----
(Address of principal executive offices)             (Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                  Name of Each Exchange on Which
       to be so Registered                  Each Class is to be Registered
       -------------------                  ------------------------------
              None                                       None



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. | |

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |x|

           Securities Act registration statement file number to which this form relates: 333-38799
                                             ---------


        Securities to be registered pursuant to Section 12(g) of the Act:

                  Convertible Subordinated Debentures Due 2007
                  --------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
-------  --------------------------------------------------------

     A description of the Registrant's Convertible Subordinated Debentures due 2007 to be registered hereunder is set forth under the caption "Description of the Debentures" in the Registrant's Registration Statement on Form S-3 (Registration No. 333-38799), filed with the Securities and Exchange Commission on October 27, 1997, which description is incorporated herein by reference.


ITEM 2.  EXHIBITS.
-------  ---------

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3, filed on June 5, 1996 (Registration No. 333-05287)).

3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, filed on May 5, 1994 (Registration No. 33-77708)).

4.1 Form of Indenture with respect to the Registrant's Convertible Subordinated Debentures due 2007 (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, filed on October 27, 1997 (Registration Statement No. 333-38799)).

4.2 Specimen Convertible Subordinated Debenture due 2007 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3, filed on October 27, 1997 (Registration Statement No. 333-38799)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          BANKATLANTIC BANCORP, INC.


                                          By: /s/Jasper Eanes
                                              --------------------
                                                 Jasper Eanes
                                            Executive Vice President
                                           and Chief Financial Officer




Date:  November 18, 1997